Exhibit 4.1

SPECIMEN CLASS A ORDINARY SHARE CERTIFICATE

NUMBER [●]

YUEDA DIGITAL HOLDING
(the “Company”)
(Registration Number 185506)

Incorporated under the laws of the Cayman Islands

Share capital is US$40,000,000 divided into:

(i) 900,000,000 Class A Ordinary Shares of a nominal or par value of US$0.04; and

(ii) 100,000,000 Class B Ordinary Shares of a nominal or par value of US$0.04 each.

THIS IS TO CERTIFY THAT [            ] is the registered holder of [               ] Class A Ordinary Shares in the above-named Company subject to the Memorandum and Articles of Association thereof (as amended from time to time).

EXECUTED on behalf of the said Company on the [            ] day of [          ] 2025 by:

Name:
Director

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS SECURITY MAY NOT BE TRANSFERRED, SOLD OR OFFERED FOR SALE: (A) IN THE ABSENCE OF (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, OR (2) AN EXEMPTION OR QUALIFICATION UNDER APPLICABLE SECURITIES LAWS. ANY ATTEMPT TO TRANSFER OR SELL THIS SECURITY IN VIOLATION OF THESE RESTRICTIONS SHALL BE VOID.